                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant............................  [X]
Filed by a Party other than the Registrant.........  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Cade Industries, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

          1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

          2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

          4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

          5)   Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: Not Applicable
     2)   Form, Schedule or Registration Statement No.: _____________________
     3)   Filing Party: _____________________________________________________
     4)   Date Filed: _______________________________________________________

                             CADE INDUSTRIES, INC.
                        2365 Woodlake Drive, Suite 120
                            Okemos, Michigan 48864
                                (517) 347-1333

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

   The Annual Meeting of Shareholders of Cade Industries, Inc. will be held at the Sheraton Lansing Hotel, 925 South Creyts Road, Lansing, Michigan on Tuesday, May 4, 1999 at 10:00 a.m. (Eastern Time) for the following purposes:

      (1) to elect seven directors; and

    (2) to transact such other business as may properly come before the meeting and any adjournment thereof;

   all as set forth in the accompanying Proxy Statement.

   The Board of Directors has established the close of business on March 18, 1999, as the record date for determining the shareholders entitled to notice of and to vote at the meeting or any adjournment thereof; only shareholders of record at the close of business on that date will be entitled to vote.

   A proxy, which is solicited on behalf of the Board of Directors, is enclosed, together with a return envelope which requires no postage if mailed in the United States. The affirmative vote of a plurality of the votes cast by the outstanding shares represented at the meeting and entitled to vote, a quorum being present, is required for the election of directors.

   It is important that your shares be represented at the meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO INDICATE YOUR VOTING DIRECTIONS, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTPAID ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING BY GIVING WRITTEN NOTICE OF REVOCATION TO THE COMPANY'S SECRETARY, OR BY GIVING ORAL NOTICE TO THE PRESIDING OFFICER DURING THE MEETING.

   A copy of the 1998 Annual Report to Shareholders and a Proxy Statement accompany this Notice.

   Persons attending the annual meeting are cordially invited to join a tour of the Company's facilities immediately following the meeting.

                                          By Order of the Board of Directors

                                          Conrad G. Goodkind
                                          Secretary

Okemos, Michigan
March 31, 1999

                             CADE INDUSTRIES, INC.
                        2365 Woodlake Drive, Suite 120
                            Okemos, Michigan 48864
                                (517) 347-1333

                               ----------------

                                PROXY STATEMENT

                               ----------------

                            SOLICITATION AND VOTING

   The enclosed proxy is solicited by the Board of Directors of Cade Industries, Inc. ("Cade" or the "Company") for use at the Annual Meeting of Shareholders to be held on May 4, 1999. All properly executed proxies received in time will be voted at the meeting. A proxy may be revoked at any time prior to its exercise by giving written notice of revocation to the Company's Secretary, or by giving oral notice to the presiding officer during the meeting.

   Each shareholder of record at the close of business on March 18, 1999, will be entitled to one vote for each share registered in such shareholder's name. At that date there were outstanding 21,701,663 shares of common stock, the Company's only class of stock.

   The expense of printing and mailing proxy material, including forwarding expense to beneficial owners of stock held in the name of another, will be borne by the Company. No solicitation other than by mail is contemplated, except that officers or employees of the Company may solicit the return of proxies from certain shareholders by telephone.

   This Proxy Statement is being mailed to shareholders commencing on or about March 31, 1999. A copy of the 1998 Annual Report to Shareholders, including financial statements, is enclosed but is not a part of this Proxy Statement nor incorporated herein.

                        PRINCIPAL SECURITY HOLDERS AND
                        SECURITY HOLDINGS OF MANAGEMENT

   The following table shows the beneficial ownership of the outstanding Common Stock of the Company as of December 31, 1998, by each person known to the Company to own beneficially more than 5% of such stock outstanding, each director and nominee, each executive officer named in the Summary Compensation Table below and all directors and executive officers of the Company as a group:

                                                           Number of
                                                           Shares and
                                                           Nature of
                                                           Beneficial    Percent
                                                           Ownership       of
      Name                                                   (1)(2)       Class
      ----                                                 ----------    -------
      Molly F. Cade (3)................................... 5,225,162(4)   24.1%
      Conrad G. Goodkind..................................   300,300       1.4%
      William T. Gross....................................    60,000(5)      *
      Richard A. Lund.....................................   247,131       1.1%
      Joseph R. O'Gorman..................................    50,000         *
      Terrell L. Ruhlman..................................   290,000       1.3%
      John W. Sandford....................................   172,444(6)      *
      Edward B. Stephens..................................   123,228(7)      *
      Richard A. Joseph...................................     9,000         *
                                                           ---------      ----
      All directors and executive officers as a group (9
       persons)........................................... 6,477,265      28.9%
                                                           =========

--------
*  Less than 1.0%
(1) Except as otherwise indicated, the specified persons have sole voting and/or dispositive power as to all of the shares indicated.
(2) Includes the following shares which may be acquired by options currently exercisable or within 60 days of the record date: 50,000 as to Ms. Cade and Messrs. Goodkind, Gross and O'Gorman; 224,000 as to Mr. Lund; 98,000 as to Mr. Stephens; 150,000 as to Mr. Sandford; 5,000 as to Mr. Joseph; and 677,000 as to all directors and executive officers as a group.
(3) Ms. Cade's business address is 2365 Woodlake Drive, Suite 120, Okemos, Michigan 48864.
(4) Includes 16,200 shares held by Ms. Cade's spouse.
(5) Includes 10,000 shares held in a trust controlled by Mr. Gross.
(6) Includes 20,000 shares held by family trust controlled by Mr. Sandford.
(7) Voting and dispositive power shared with spouse as to 7,100 shares.

   The above beneficial ownership information is based upon information furnished by the specified persons and determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as required for purposes of this filing, which is not necessarily the same as beneficial ownership for other purposes, and includes shares as to which beneficial ownership may be disclaimed.

                             ELECTION OF DIRECTORS

   The Company's Bylaws provide for the election of directors at each Annual Meeting of Shareholders to hold office until the next succeeding Annual Meeting and until their successors are elected.

   Shares represented by the enclosed proxy will be voted for the nominees named below, unless otherwise specified on the proxy. If any of the nominees should decline or be unable to act as a director, which is not anticipated, the proxies may be voted for a substitute nominee designated by the Board of Directors. In no event may the proxies be voted for more than seven nominees.

Nominees:

                                                                       Director
           Name        Age            Principal Occupation              Since
           ----        ---            --------------------             --------
      Molly F. Cade    49  Educator                                      1986
       (1)

      Conrad G.        54  Partner, Quarles & Brady LLP                  1989
       Goodkind            (law firm)
       (1)(2)

      William T.       69  Consultant                                    1992
       Gross (2)(3)

      Richard A. Lund  47  President and Chief Executive                 1991
       (3)                 Officer of the Company

      Joseph R.        55  Former Chairman of the Board, President and   1998
       O'Gorman            Chief Executive Officer of Reno Air Inc.
       (2)(3)

      Terrell L.       72  Consultant                                    1987
       Ruhlman
       (1)(2)(3)

      John W.          64  Chairman of the Board                         1990
       Sandford (3)

--------
(1) Mr. Goodkind is the Chair and Ms. Cade and Mr. Ruhlman were members of the Compensation Committee, which met three times in 1998. The Compensation Committee meets to consider and make recommendations to the Board of Directors with respect to salaries, bonuses and benefit plans for officers and other salaried employees.
(2) Mr. Gross is the Chair and Mr. Goodkind and Mr. O'Gorman were members of the Audit Committee, which met once in 1998. The Audit Committee annually considers the report and recommendations of the Company's independent public auditors and is available for additional meetings upon request of such auditors. The Audit Committee's functions also include making recommendations to the Board of Directors regarding the engagement or retention of such auditors, directing the activities of and considering the reports and recommendations of the Company's principal accounting officer, adoption of accounting methods and procedures, public disclosures required for compliance with securities laws and other matters relating to the Company's financial accounting and internal controls.
(3) Member of the Strategic Planning Committee, a joint Board of Directors/Management committee which reviews the Company's strategic direction and makes recommendations to the Board of Directors. The Committee met once in 1998.

   The Board of Directors held four meetings during 1998. Each director attended all of the meetings of the Board and any committee on which he or she served during the year. The Board of Directors currently has committees for Audit, Compensation, and Strategic Planning. The Board has not appointed a Nominating Committee.

   The principal occupation of each director during the past five years was that shown in the above table, except that: (1) Mr. Lund was President of the Company's Auto-Air Composites, Inc. subsidiary from January 1989 to November 1994 and was elected President in May 1990 and Chief Operating Officer of the Company in May 1990 until September 1998; Mr. Lund also is a director of Comerica Bank; (2) Mr. O'Gorman was Executive Vice President of United Air Lines, Inc. from February 1991 to September 1997; (3) Mr. Ruhlman was previously Chairman and Chief Executive Officer of the Company from 1991 to September 1997 and is a director of EI Environmental Engineering Concepts Ltd. (manufacturer of industrial misting systems) and United Systems Software, Inc.;
(4) Mr. Sandford was President and Chief Executive Officer of Rolls Royce, Inc. from 1990 to January 1993, and Managing Director, Rolls-Royce plc, Aerospace Group from January 1993 to January 1995, and is currently a Director of Avcorp Industries (manufacturer of aircraft components) and several other privately held entities.

Compensation of Directors

   The Company pays directors who are not full-time employees of the Company $12,000 per year, and pays non-employee members of the Audit, Compensation, and Strategic Planning Committees an additional $6,000 per year for service on such committees in the aggregate. It is the Company's policy to grant each new director an option to purchase 50,000 shares of the Company's Common Stock at an exercise price equal to the then fair market value thereof. All options may be exercised only for so long as the optionee remains a director of the Company and for one year thereafter, but in no event more than ten years after the date of grant. Mr. Goodkind is a partner in the law firm of Quarles & Brady LLP, general counsel to the Company, which performed legal services for the Company in 1998 and is expected to do so in 1999.

                             EXECUTIVE COMPENSATION

Summary Compensation

   Set forth below is a table summarizing the compensation of the Company's Chief Executive Officer, its President and its Vice President, Chief Financial Officer and Treasurer ("Named Executive Officers") for each of the three preceding fiscal years. Effective September 1, 1998, John Sandford resigned as Chief Executive Officer and on that same day Richard A. Lund was appointed Chief Executive Officer. No other executive officer received salary and bonus in excess of $100,000 during the year ended December 31, 1998. Although the Company maintains certain stock option plans, it has no other long-term incentive plan. The Company has not issued, and there are not currently outstanding, any restricted stock awards or stock appreciation rights.

                           Summary Compensation Table

                                                                   Long-Term
                                                                 Compensation
                                   Annual Compensation              Awards
                              --------------------------------- ---------------
                                                                  Securities
                                                                  Underlying     All Other
Name and Principal            Salary       Bonus   Other Annual   Options/SAR   Compensation
Position                 Year   ($)      ($)(1)(3) Compensation (No. of Shares)     ($)
------------------       ---- -------    --------- ------------ --------------- ------------
John W. Sandford........ 1998  77,004(2)   38,629      (4)              -0-           -0-
 Chairman of the Board
  and                    1997  37,839(2)   15,431      (4)          100,000           -0-
 Chief Executive Officer 1996  10,000(2)      -0-      (4)              -0-           -0-
 (until August 31, 1998)

Richard A. Lund......... 1998 207,116     105,344      (4)           50,000        10,696(5)
 President and Chief
  Executive              1997 185,000     111,220      (4)           25,000        10,196(6)
 Officer (after August
  31, 1998)              1996 170,616      43,916      (4)           15,000        10,196(6)

Edward B. Stephens...... 1998 103,408      52,622      (4)           20,000        10,654(7)
 Vice President, Chief
  Financial              1997  99,399      59,759      (4)           15,000         8,338(8)
 Officer and Treasurer   1996  96,720      24,897      (4)           10,000         6,672(9)

Richard A. Joseph....... 1998  91,539      23,877      (4)           25,000         2,766(10)
 Vice President

--------
(1) Represents bonus earned in the current fiscal year, but paid in the succeeding fiscal year.
(2) Includes annual retainer received for serving as a director.
(3) Consists of 75% cash and 25% Company Common Stock valued as of the first business day of 1998. See "Report of the Compensation Committee of the Board of Directors" below.
(4) Personal benefits in an aggregate amount less than 10% of the total of annual salary and bonus.
(5) 401(k) matching contribution of $10,000; term life insurance premium of $696.
(6) 401(k) matching contribution of $9,500; term life insurance premium of $696.
(7) 401(k) matching contribution of $9,790; term life insurance premium of $864.
(8) 401(k) matching contribution of $7,474; term life insurance premium of $864.
(9) 401(k) matching contribution of $6,150; term life insurance premium of $522.
(10) 401(k) matching contribution of $2,550; term life insurance premium of $216; Mr. Joseph joined the Company in 1997.

Option/SAR Grants in Last Fiscal Year (1)

   The following table sets forth certain information regarding stock option grants to each Named Executive Officer during the fiscal year ended December 31, 1998.

                                                                    Potential
                                                                    Realizable
                                                                     Value at
                                                                  Assumed Annual
                                                                  Rates of Stock
                                                                      Price
                                                                   Appreciation
                                                                    for Option
                                 Individual Grants(1)                Term (2)
                     -------------------------------------------- --------------
                                  % of Total
                      Number of   Option/SARs Exercise
                      Securities  Granted to  or Base
                      Underlying   Employees   Price
                     Options/SARs  in Fiscal    Per    Expiration
Name                 Granted (#)     Year     Share($)    Date    5%($)  10%($)
----                 ------------ ----------- -------- ---------- ------ -------
John W. Sandford...      -0-          -0-        --        --        --      --
Richard A. Lund....     50,000       18.0%     2.375     02/09    74,694 189,288
Edward B. Stephens.     20,000        7.2%     2.375     02/09    29,878  75,715
Richard A. Joseph..     25,000        9.0%     2.375     02/09    37,347  94,644

--------
(1) Consist entirely of stock options.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% or 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock. The potential realizable value of the foregoing options is calculated by assuming that the market price of the underlying security appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

   The table below sets forth information regarding the number and value of unexercised options held by the Company's Named Executive Officers as of December 31, 1998. No Named Executive Officer exercised options during 1998. The Company has no outstanding SARs.

                              Number of Securities
                             Underlying Unexercised     Value of Unexercised
                             Options at Fiscal Year     In-the-Money Options
                                     End (#)          at Fiscal Year End ($)(1)
                            ------------------------- -------------------------
      Name                  Exercisable Unexercisable Exercisable Unexercisable
      ----                  ----------- ------------- ----------- -------------
      John W. Sandford.....   150,000        -0-        154,688        -0-
      Richard A. Lund......   224,000      26,000       240,782      26,719
      Edward B. Stephens...    98,000      17,000        94,219      17,969
      Richard A. Joseph....     5,000      20,000         -0-          -0-

--------
(1) Value is based upon closing price of $2.21875 as reported on the Nasdaq National Market for December 31, 1998, minus the exercise price, multiplied by the number of shares underlying the options.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

   Richard A. Lund entered into an employment agreement with the Company dated as of May 2, 1995 pursuant to which he continued to be retained to act as the Company's President and Chief Operating Officer and to act in such other capacities as directed by the Company's Board of Directors until his resignation or termination by the Board of Directors. Mr. Lund was named Chief Executive Officer in September 1998. The agreement provides for an initial annual base salary of $168,000 per year (to be reviewed annually by the Board of Directors), a bonus not to exceed 50% of base salary and certain other benefits. The Company must continue to pay benefits for one year if Mr. Lund is terminated by the Company without cause. Compensation ceases upon termination for cause or six months after death or disability. In the event Mr. Lund's employment terminates within one year after a change in control of the Company, the Company shall pay him an amount equal to his compensation for the preceding year. Effective December 31, 1998, Mr. Lund and other officers have entered into change in control agreements pursuant to which the Company has agreed to make certain payments upon a change in control. Payments vary under the agreements, but may be up to three times the amount earned and provide for benefits and other perquisites currently received by the officers. For purposes herein, generally, a "change in control" is: (i) a sale of over 50% of the stock of the Company measured in terms of voting power, other than in a public offering or in connection with acquisition by the Company of a business filing reports under Section 13 or 15(d) of the Securities Exchange Act of 1934; or (ii) the sale by the Company of over 50% of its business or assets in one or more transactions over a consecutive 12-month period; or (iii) a merger or consolidation of the Company with or into any other corporation or corporations such that the shareholders of the Company prior to the merger or consolidation do not own at least 50% of the surviving entity measured in terms of voting power; or (iv) the acquisition by any means of more than 25% of the voting power or Common Stock of the Company by any person or group of persons excluding shares held by Ms. Cade or her affiliates (with group defined by the definition under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); or (v) the election of directors constituting a majority of the Company's board of directors pursuant to a proxy solicitation not recommended by the Company's Board of Directors.

   Edward B. Stephens, who joined the Company in July 1989, serves the Company as Vice President, Chief Financial Officer and Treasurer pursuant to an agreement with the Company terminable by the Company for cause at any time or for any reason upon six months' written notice. The agreement originally provided for an annual salary of $75,000 plus discretionary bonuses and certain medical, dental and life insurance benefits. Under a 1991 amendment to this agreement, Mr. Stephens would be entitled to a payment equal to his compensation from the Company in the preceding year in the event his employment by the Company is terminated for any reason within one year following a change of control of the Company. Effective December 31, 1998, Mr. Stephens and other officers have entered into change in control agreements pursuant to which the Company has agreed to make certain payments upon a change in control. Payments vary under the agreements, but may be up to three times the amount earned and provide for benefits and other perquisites currently received by the officers.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Board of Directors is composed of Molly
F. Cade, Conrad G. Goodkind, and Terrell L. Ruhlman. Mr. Goodkind is the Secretary of the Company and a partner in the law firm of Quarles & Brady LLP, general counsel to the Company, which performed legal services for the Company in 1998 and is expected to do so in 1999.

Performance Graph

   Set forth below is a graph comparing the cumulative total shareholder return on the Company's Common Stock to the cumulative total return of (i) the Standard & Poors 500 Stock Index and (ii) the Value Line Aerospace/Defense Industry Index through December 31, 1998. The graph is generated by assuming that $100 was invested at the close of trading on the last trading day of 1993 in each of Cade Common Stock, the Standard & Poors 500 and the Aerospace/Defense Industry Index, and that all dividends were reinvested.

                 Comparison of Five-Year Cumulative Total Return*
   Cade Industries, Inc., Standard & Poors 500 And Value Line Aerospace/Defense
                                     Index
                      (Performance Results Through 12/31/98)

                              [Performance Graph]


                             1993     1994     1995     1996     1997     1998
                           -------  -------  -------  -------  -------  -------
Cade Industries, Inc.      $100.00  $ 91.30  $ 86.96  $182.68  $330.44  $308.73
Standard & Poors 500*      $100.00  $101.60  $139.71  $172.18  $229.65  $294.87
Aerospace/Defense*         $100.00  $108.86  $168.02  $229.59  $277.71  $261.45





   Assumes $100 invested at the close of trading 12/93 in Cade Industries, Inc. common stock, Standard & Poors 500 Stock Index and Aerospace/Defense Industry Index. Source: Value Line, Inc.
   *Cumulative total return assumes reinvestment of dividends.

Section 16(a) Beneficial Ownership Reporting Compliance

   Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to disclose any failure to file by those dates. The Company believes that all of these filing requirements were satisfied during the year ended December 31, 1998, except that Mr. Ruhlman exercised a previously reported option in February 1998 and reported the transaction in April 1998. In making these disclosures, the Company has relied solely on written representations of those persons it knows to be subject to the reporting requirements and copies of the reports that they have filed with the SEC.

Report of the Compensation Committee of the Board of Directors

   Development of Compensation Committee. The Company's Compensation Committee is composed of three non-employee Directors. The Compensation Committee, which met three times in 1998, reviews and approves adjustments to executive compensation. The Company's policy with respect to compensation of its executive officers is to provide benefits which are fair and which provide incentives to maximize performance. A significant portion of each executive officer's potential compensation is linked to overall Company performance.

   Compensation. Until August 31, 1998, the Company's Chief Executive Officer ("CEO") was not a full-time employee of the Company. That CEO's compensation was primarily based on a subjective determination by the Committee of the amount necessary to ensure the continued availability of his experience and knowledge, which was believed to be of substantial value to the Company. This amount was a function, in part, of the amount of time which the Committee believed would be required to be devoted during the succeeding year and the difficulty of the issues with which he is expected to deal during that year. Mr. Sandford was granted an additional stock option in connection with his election as CEO and a performance-based bonus similar to those provided to the Company's full-time officers.

   Effective August 31, 1998, Mr. Lund became CEO. His compensation was composed of a base salary, cash and stock bonuses, and stock option grants. The compensation is reviewed by the Committee in February of each year and changes, if any, typically are effective in the month of May. The base salary is determined subjectively by the Committee without formal guidelines, but taking into account (without applying any specific weights) the officer's then existing base compensation, increases in prior years, the Company's revenue and earnings performance for the preceding fiscal year and compensation trends among other manufacturing and similarly sized companies, as determined subjectively by the Committee.

   Bonuses, consisting of 75% cash and 25% stock, are awarded on the basis of the Company's or a subsidiary's earnings and other performance criteria for the preceding fiscal year in relation to performance targets previously established by the Committee for such year and subject to a maximum total bonus expressed as a percentage of base compensation. The Committee annually establishes a minimum and aggressive target for earnings and other performance criteria. If a minimum target is not achieved, the executive is not entitled to any bonus with respect to that criteria. If the aggressive target is achieved, the executive is entitled to the maximum bonus for that criteria, subject to any additional performance criteria that may be imposed. The maximum bonus for each recipient is established each year on the same basis as base salary, but may not exceed 50% of base salary. The stock bonus is computed on the basis of the per share price of the Company's stock on the first day of the fiscal year. The Committee may also grant discretionary bonuses, but did not do so for the Named Executive Officers for 1998.

   Stock Incentive Compensation. Stock option grants are designed to provide incentives for key employees both as a reward for good performance and as a benefit that increases in value as the Company's stock price rises. Individual grants are made by the Committee from time to time on the basis of a subjective evaluation, without formal guidelines, of the recipient's individual contribution to the Company's earnings performance in the preceding year and, to a lesser extent, of such recipient's total compensation for such year.

   In 1998, the Board of Directors adopted, and shareholders approved, the Cade Industries, Inc. 1998 Omnibus Incentive Stock Plan. The Committee made several grants to executive officers.

   The CEO was eligible to receive a bonus for 1998 of up to 50% of the CEO's base compensation, based on the Company's performance in fiscal 1998. If the Company's after-tax consolidated earnings failed to exceed the minimum earnings target, the amount of the CEO's bonus would be zero. If the Company's after-tax consolidated earnings exceed the minimum earnings target, the CEO is entitled to a bonus which would be calculated pursuant to a performance-based formula weighted as follows: after-tax consolidated earnings, 70%; and cash flow from operations, 30%. The bonus would be paid 75% in cash and 25% in Company Common Stock, computed on the basis of the stock's price on the first day of 1998. The bonus paid for 1998 was calculated in accordance with such formula, and was $105,000 or 50% of base salary. This bonus is worth $105,344 if the stock portion of the bonus were valued at the date the bonus was awarded.

   Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code, added by the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation's chief executive officer and the other proxy-named executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Cade's executive compensation program, as presently constructed, is not likely to generate non-deductible compensation in excess of these limits. The Committee will continue to review these evolving tax regulations as they apply to Cade's executive compensation program. It is the Committee's intent to preserve the deductibility of executive compensation to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                             Compensation Committee

            Conrad G. Goodkind, ChairMolly F. CadeTerrell L. Ruhlman

                               VOTING PROCEDURES

   The seven nominees receiving the highest number of affirmative votes (whether or not a majority) cast by the outstanding shares represented at the meeting and entitled to vote, a quorum being present, shall be elected as directors. Abstentions and broker non-votes are not considered to be votes cast under applicable state law and the Company's Articles of Incorporation and Bylaws. Only affirmative votes are relevant in the election of directors.

   A majority of the votes entitled to be cast by shares entitled to vote, represented in person or by proxy, constitutes a quorum for action on a matter at the meeting. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. A "plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are considered present for purposes of establishing a quorum, but will have no effect on the election of directors except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes. Votes attempted to be cast against a candidate are not given legal effect and are not counted as votes cast in an election of directors.

   The votes will be counted by the Company's transfer agent, Firstar Bank Milwaukee, N.A., and certified to the Company in writing.

                                 AUDIT MATTERS

   Representatives of Deloitte & Touche LLP, the independent public accountants who have audited the Company since 1995 will be present at the Shareholders Meeting to respond to questions and to make a statement if they so desire.

                                 OTHER MATTERS

   At the date of this Proxy Statement, the Company has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies may be voted with discretionary authority with respect to any other matters that may properly be presented to the meeting.

                             SHAREHOLDER PROPOSALS

   Shareholder proposals must be received by the Company no later than December 2, 1999, in order to be considered for inclusion in next year's Annual Meeting Proxy Statement. The Company may use its discretion in voting proxies with respect to shareholder proposals not included in the 1999 year-end proxy statement for the 2000 Annual Meeting unless the Company receives notice of the proposal prior to February 15, 2000.

                                          Cade Industries, Inc.

                                          Conrad G. Goodkind
                                          Secretary

Okemos, Michigan
March 31, 1999

   IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THEIR PROXY AS SOON AS POSSIBLE.

   A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K AND FINANCIAL STATEMENTS AND SCHEDULES THERETO FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 WILL BE PROVIDED WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL OWNER OF THE COMPANY'S COMMON SHARES AS OF THE RECORD DATE FOR THE ANNUAL MEETING, ON THE WRITTEN REQUEST OF SUCH PERSON DIRECTED TO: SHERYL A. MULL, SHAREHOLDER RELATIONS, CADE INDUSTRIES, INC., 2365 WOODLAKE DRIVE, SUITE 120, OKEMOS, MICHIGAN 48864.

                             CADE INDUSTRIES, INC.

                  ANNUAL MEETING OF SHAREHOLDERS - MAY 4, 1999
                                   P R O X Y
                                  COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MOLLY F. CADE AND JOHN W. SANDFORD, and each of them, are hereby authorized as Proxies, with full power of substitution, to represent and vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of Cade Industries, Inc., a Wisconsin corporation, to be held on Tuesday, May 4, 1999, or any adjournment thereof, with like effect as if the undersigned were personally present and voting, upon the following matters:

1. Election of Directors

          [_]  FOR all nominees listed       [_]  WITHHOLD AUTHORITY
               below (except as marked to         to vote for all
               the contrary below)                nominees listed below

     MOLLY F. CADE, CONRAD G. GOODKIND, WILLIAM T. GROSS, RICHARD A. LUND,
            JOSEPH R. O'GORMAN, TERRELL L. RUHLMAN, JOHN W. SANDFORD

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)


--------------------------------------------------------------------------------
2. In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof;

all as set out in the Notice and Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.

                          (Continued on reverse side)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                         (Continued from reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1. AND 2.


                             Dated: ____________________, 1999

                             ____________________________________

                             ____________________________________
                               Signature(s) of Shareholder(s)

                             PLEASE SIGN PERSONALLY AS NAME APPEARS AT LEFT. When signing as attorney, executor, administrator, personal representative, trustee or guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If stock is held in the name of two or more persons, all should sign.

PLEASE SIGN AND DATE THIS PROXY AND RETURN IN ENCLOSED PREPAID ENVELOPE - PLEASE
                                  DO NOT FOLD